ESCROW AGREEMENT


     AGREEMENT made this ___ day of ________, 1997, by and among the Issuer and the Underwriter whose names and addresses appear on the Information Sheet (as defined herein) attached to this Agreement and EUROPEAN AMERICAN BANK, a New York banking corporation with offices at ____________________________________
____________________________ (the "Escrow Agent").

                              W I T N E S S E T H :

     WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed public offering of its securities (collectively, the "Securities") as described on the Information Sheet; and

     WHEREAS, the Underwriter proposes to offer the Securities, as agent for the Issuer for sale to the public on a "best efforts, all or none" basis, 1,100,000 Shares of the Company, at a price per Share as set forth on the Information Sheet; and

     WHEREAS, the Issuer and the Underwriter propose to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Information Sheet.

     Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

     2. Establishment of Escrow Account.

     2.1 The parties hereto shall establish an interest bearing escrow account at the offices of the Escrow Agent, and bearing the designation, set forth on the Information Sheet (the "Escrow Account"). The Underwriter and Selected Dealers will instruct subscribers to make checks for subscriptions payable to the Escrow Agent. Any checks received that are made payable to a party other than the Escrow Agent shall be returned to the Selected Dealer who submitted the check.

     2.2 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Underwriter shall notify the Escrow Agent in writing of the effective date of the Registration statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amounts for deposit in the Escrow Account prior to its receipt of such notification.

     2.3 The Offering Period, which shall be deemed to commence on the effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice from the Underwriter and the Issuer thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof


                                       1                       Escrow Agreement
as hereinabove provided), is referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date the Underwriter shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

     2.4 During the escrow period, the Issuer is aware and understands that it is not entitled to any funds received into escrow, and no amounts deposited in the Escrow Account shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

     3. Deposits in the Escrow Account.

     3.1 All amounts received from prospective purchasers of the Securities shall be deposited in the Escrow Account, which amounts shall be in the form of checks, cash, or wire transfers representing the payment of money. The Underwriter will transmit funds to the Escrow Agent by noon of the next business day following receipt. All checks deposited into the Escrow Account shall be made payable to, or endorse in blank to, "European American Bank, as Escrow Agent". Any check payable or endorsed other than to the Escrow Agent as required hereby shall be returned to the Underwriter (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

     3.2 The Underwriter and Selected Dealers agree that they shall promptly deliver all moneys received from subscribers for the payment of the Units to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of Units purchased, the amount paid therefor, and whether the consideration received was in the form of a check, draft, or money order and the subscriber's social security or tax identification number (collectively, the Subscription Information"). All moneys so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount".

     3.3 Simultaneously with each deposit into the Escrow Account made by the Underwriter, it shall deliver to the Escrow Agent a copy of the "buy ticket" setting forth the Subscription Information.

     3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

     3.5 The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers, whether by check, cash or wire transfer, except during the Escrow Agent's regular banking hours.

     3.6 Amounts deposited in the Escrow Account which have cleared the banking system and have been collected by the Escrow Agent are herein referred to as the "Fund".

     3.7 The Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Section 4 hereof upon instructions in writing signed by both the Issuer and the Underwriter.

                                       2                        Escrow Agreement

     4. Disbursement from the Escrow Account.

     4.1 Subject to Section 4.3 below, in the event that at the close of regular banking hours on the Termination Date the amount in the Fund (a) shall be less than the Minimum Dollar Amount, or (b) shall represent the sale of less than the Minimum Unit Amount, as indicated by the Subscription Information submitted by the Underwriter, then in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking systems, with interest thereon, and the Escrow Agent shall notify the Issuer and the Underwriter of its distribution of the Fund.

     4.2 Subject to section 4.3 below, in the event that at any time up to the close of banking hours on the Termination Date, the amount in the Fund shall be at least equal to the Minimum Dollar Amount and shall represent the sale of not less than the Minimum Unit Amount, the Escrow Agent shall notify the Issuer of such fact in writing within a reasonable time thereafter. The Escrow Agent shall hold the Fund until the Escrow Agent receives, at least two (2) business days prior to the date on which the Fund is to be disbursed, instructions in writing signed by both the Issuer and the Underwriter as to the disbursement of the Fund.

     4.3 In the event that the Escrow Agent or the Underwriter has on hand at the close of business on the Termination Date any uncollected amounts which when added to the Fund would raise the amount in the Fund to the Minimum Dollar Amount and result in the Fund representing the sale of the Minimum Unit Amount, a Collection Period (consisting of the number of business days set forth on the Information Sheet) shall be utilized to allow such uncollected amounts to clear the banking system. During the Collection Period, the Underwriter and the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts. If at the close of business on the last day of the Collection Period an amount sufficient to raise the amount in the Fund to the Minimum Dollar Amount and which would result in the Fund representing the sale of the Minimum Unit Amount shall not have cleared the banking system, the Escrow Agent shall notify the Issuer and the Underwriter in writing of such fact and shall return all amounts then in the Fund, and any amounts which thereafter clear the banking system, to the prospective purchasers as provided in subsection 4.1 hereof. If a sufficient amount has cleared by such time, the parties shall proceed as provided in subsection 4.2 hereof.

     4.4 Upon disbursement of the Fund pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregated amount of payments made by the Escrow Agent exceed the amount of the Fund.

     5. Rights, Duties and Responsibilities of the Escrow Agent. It is expressly understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

     5.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the underwriting agreement or any other agreement between the Underwriter and the Issuer nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Issuer of their respective obligations under this Agreement.

     5.2 The Escrow Agent shall not be required to accept from the Underwriter (or the Issuer or Selected Dealers) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks, cash or wire transfers representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Underwriter (or the Issuer or Selected Dealers) except as to the amount of such payments; however, the Escrow Agent shall notify the Underwriter within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

                                       3                        Escrow Agreement

     5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

     Any check returned unpaid to the Escrow Agent shall be returned to the Selected Dealer (or the Underwriter) that submitted the check. In such cases, the Escrow Agent will promptly notify the Issuer of such return.

     If the Issuer rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness, of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

     5.5 All funds deposited hereunder shall be invested by the Escrow Agent only in investments permissible under SEC Rule 15c2-4, which is incorporated herein by reference, such that the total amount on deposit in the Escrow Account shall be readily available for disbursement pursuant to Section 4 hereof.

     5.6 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

     5.7 The Escrow Agent shall not be liable for any action taken nor omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.


                                       4                        Escrow Agreement

     6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer, the Underwriter and the Escrow Agent. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the Issuer and the Underwriter. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Fund, but its only duty shall be to hold the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer, the Underwriter and such successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest therefrom, and the resigning Escrow Agent shall notify the Issuer and the Underwriter in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Underwriter for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

     7. Representations and Warranties. The Issuer and the Underwriter hereby jointly and severally represent and warrant to the Escrow Agent that;

     7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any part thereof.

     7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Fund or any part thereof.

     7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of Securities set forth in such Subscription Information.

     7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be at the time of any disbursement of the Fund, true and correct.

     8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fee set forth on the Information Sheet, payable upon execution of this Agreement. In addition, the Issuer and the Underwriter jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including but not limited to reasonable counsel fees. Upon receipt of the Minimum Dollar Amount, the Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

     9. Indemnification and Contribution.

     9.1 The Issuer and the Underwriter (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholder (jointly and severally the "Indemnitees") against, and hold them harmless of any from, any all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.


                                       5                        Escrow Agreement

     9.2 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

     10. Governing Law and Assignment. This Agreement shall be construed in accordance with the governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow
Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

     11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer or the Underwriter, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

     12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                         EUROPEAN AMERICAN BANK


                                     By:
                                         ---------------------------------------

                                           PATCOMM CORPORATION


                                     By:
                                         ---------------------------------------
                                         Frank Delfine, President

                                            ANDREW GARRETT, INC.


                                     By:
                                         ---------------------------------------
                                         Drew Sycoff, President

                                       6                        Escrow Agreement

                             EUROPEAN AMERICAN BANK

                       ESCROW AGREEMENT INFORMATION SHEET

1.  The Issuer.

   Name:  PATCOMM CORPORATION
   Address:  7 Flower Field, M100
             St. James, N.Y. 11780
   State of Incorporation:  Nevada

2.  The Underwriter.

   Name:  ANDREW GARRETT, INC.
   Address: 310 Madison Avenue, Ste. 406
            New York, N.Y. 10017
   State of Incorporation:  New York

         The term "Selected Dealer" as used herein shall include the Underwriter and other co-underwriters and/or other Selected Dealers as part of the Selling Group. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives, the Escrow Agent need only accept those signed by Andrew Garrett, Inc.

3.  The Securities.

Description of the Securities to be offered:   Shares of Common Stock, par value
                                               $.001 per Share.

Offering Price per Share:                      $5.00

4.  Minimum Amounts Required for Disbursement of the Escrow Account: $5,500,000.

     Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer ("Minimum Dollar Amount"): $5,500,000.

     Total number of Units which must be subscribed for before the Escrow Account may be disbursed to the Issuer ("Minimum Share Amount"): 1,100,000 Shares.

5. Plan of Distribution of the Securities.

         Offering Period:    90 calendar days
         Extension Period:   90 calendar days
         Collection Period:  Ten calendar days

6. The Escrow Account.

         Title of the Escrow Account: Escrow Account for the Benefit of Subscribers to Patcomm Corporation.

         Branch address where the Escrow Account is to be established:

         ---------------------------------------------------------------

7.  Escrow Agent Fee.

         Amount due on execution of the Escrow Agreement: $
                                                           ---------------------


                                       7                        Escrow Agreement